Exhibit 1.1

CERTAIN INFORMATION IDENTIFIED BY BRACKETED ASTERISKS ([* * *]) HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

FIRST (1st) AMENDMENT TO

CLINICAL TRIAL COLLABORATION AND SUPPLY AGREEMENT

This Amendment No. 1 to that certain Clinical Trial Collaboration and Supply Agreement (the “Agreement”), dated as of June 25, 2019, between GlaxoSmithKline LLC (“GSK”) and SpringWorks Therapeutics, Inc. (“SpringWorks”) is dated as of October 22, 2021 (the “Amendment Effective Date”).

WHEREAS, the Parties have been collaborating under the Agreement on a clinical trial being sponsored by GSK of the Combination Therapy for relapsed and refractory multiple myeloma (the “Ongoing Study”), with SpringWorks supplying the SpringWorks Compound for use in connection with the Ongoing Study and otherwise participating in study-related governance as therein provided; and

WHEREAS, the Parties now desire to amend the Agreement in accordance with Section 27.1 to supplement their research of the Combination Therapy to (i) add additional dosing regimens in the Ongoing Study, and (ii) collaborate on additional clinical trials of the Combination Therapy in combination with other pharmaceutical agents for relapsed and refractory multiple myeloma.

NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which the Parties hereby acknowledge, the Parties, intending to be legally bound hereby, agree as follows:

1)	Capitalized terms used, but not otherwise defined herein, shall have the respective meanings ascribed to such terms in the Agreement.

2)	Section 1.81 of the Agreement is hereby deleted in its entirety and replaced with the following:

“1.81	“Sub-Study(ies)” means, as applicable, (a) the Ongoing Study to be performed under this Agreement and pursuant to the applicable Sub-Study Protocol, or (b) such other clinical trials investigating the Combination Therapy in combination with other pharmaceutical agent(s) (the “Additional Studies”), as described in the applicable Sub-Study Protocol, for relapsed and refractory multiple myeloma to be performed under this Agreement and pursuant to the applicable Sub-Study Protocol, in each case as the context requires.”

3)	Section 1.84 of the Agreement is hereby deleted in its entirety and replaced with the following:

“1.84	“Sub-Study Protocol” means the written documentation agreed between the Parties which describes the relevant Sub-Study and sets forth specific activities to be performed as part of such Sub-Study conduct, a summary of which will be attached hereto as Appendix A in accordance with Section 2.4.”

4)	For the avoidance of doubt, the Parties agree that the terms and conditions of the Agreement that applied to the Ongoing Study prior to the Amendment Effective Date will apply mutatis mutandis to the Sub-Studies as of the Amendment Effective Date, including inter alia that the Sub-Studies will be sponsored by GSK under the Platform Study, SpringWorks will supply the SpringWorks Compound for use in connection with the Sub-Studies and the Parties will participate in study-related governance as contemplated by the Agreement, as amended hereby.

5)	The first three sentences of Section 2.4 are deleted and replaced in their entirety as follows:

“Summaries of the study designs for the amended Ongoing Study and the Additional Studies have been agreed by the Parties as of the Amendment Effective Date and are attached as Appendix A-1. GSK will use such summaries to develop each Sub-Study Protocol in coordination with SpringWorks. After the applicable Sub-Study Protocol has been mutually agreed by the Parties, it shall be deemed a part of this Agreement as Appendix A.”

6)	The first sentence of Section 5.1 is deleted and replaced in its entirety as follows:

“At any time during the Term and for a period of 90 days thereafter, either Party shall have the option to propose new agreement(s) for the purpose of performing one or more additional studies of the Combination Therapy, whether in combination with additional therapeutic agents or not, for the treatment of relapsed and refractory multiple myeloma, including phase II and phase III studies (including registration studies) (collectively, the Follow On Studies”).”

7)	A new Section 5.4 is hereby added as follows:

“During the Term, the Parties will consider in good faith requests by investigators to conduct investigator-sponsored studies or supported collaborative studies of the Combination Therapy (alone or in combination with additional pharmaceutical agents) for the treatment of multiple myeloma. Each Party shall inform the other of any such requests and the Parties will discuss such requests through the JDC. Neither Party shall be obligated to approve or support any such request which does not satisfy its standard policies and procedures for such support; provided that such Party will inform the JDC of the reason for such study’s non-compliance with its standard policies and procedures. In the event both Parties agree to support any such study, each Party shall use reasonable efforts to supply reasonable quantities of its Compound to the extent reasonably available for such study (e.g., each Party continues to manufacture its Compound subject to any generally applicable shortage of its Compound and subject to other internal and Third Party commitments of each Party with respect to the use and supply of its Compound). Such supply will be pursuant to a separate agreement between the applicable Party(ies) and the investigator and/or the investigator’s institution, as appropriate.”

8)	Section 6.4 of the Agreement is hereby deleted and replaced in its entirety as follows:

“As required by Applicable Law or a Regulatory Authority and otherwise upon GSK’s reasonable request, SpringWorks shall reasonably cooperate with GSK in good faith in support of GSK’s submissions to or interactions with Regulatory Authorities related to the Combination Therapy or the Sub-Study(ies), including by participating in any discussions with any such Regulatory Authority regarding matters related to the Combination Therapy or the Sub-Study(ies). Without limiting the foregoing, GSK shall use reasonable efforts, consistent with Applicable Law and to the extent reasonably practicable, to facilitate the participation of, and permit the attendance of, appropriate representatives of SpringWorks (at SpringWorks’ sole cost) at substantive meetings with Regulatory Authorities, solely to the extent such meetings relate to the Sub-Study(ies), the SpringWorks Compound or the Combination Therapy. GSK shall use reasonable efforts to provide advance notice to SpringWorks of such meetings and will provide reasonable cooperation to SpringWorks as SpringWorks may request in connection with the preparation for such meetings.”

9)	The first sentence of Section 8.1 is hereby deleted in its entirety and replaced with the following:

“The Parties shall form a joint development committee (the “Joint Development Committee” or “JDC”), made up of three (3) representatives of each of SpringWorks and GSK unless otherwise agreed (but in any event, the JDC shall be made up of an equal number of representatives from each Party), which shall have responsibility for discussing the strategy for development of the Combination Therapy and coordinating all regulatory and other activities under, and pursuant to, this Agreement.”

10)	Section 24.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

“24.1	The term of this Agreement shall commence on the Effective Date and shall continue in full force and effect until Sub-Study Completion, delivery of all Licensed Clinical Data and the Final Sub-Study Report, and the completion of any analyses contemplated by the Sub-Study Protocol or otherwise agreed by the Parties to be conducted under this Agreement, unless earlier terminated by either Party pursuant to this Article 24 (the “Term”). For the avoidance of doubt, this Agreement shall not expire until the foregoing events occur for all applicable Sub-Studies covered by this Agreement.”

11)	Section 31.1 of the Agreement is hereby amended to revise the SpringWorks addresses as follows:

“SpringWorks Therapeutics, Inc.

100 Washington Blvd. 5th Floor

Stamford, CT 06902

Attention: Chief Operating Officer

With copies to:

SpringWorks Therapeutics, Inc.

100 Washington Blvd. 5th Floor

Stamford, CT 06902

Attention: General Counsel”

12)	The Parties will cooperate to adjust Schedule 1 of the Agreement in a manner consistent with the current objectives of such schedule as reasonably required to take into account the Ongoing Study and the Additional Studies.

13)	Appendix B to the Agreement (Supply of Compound) is hereby deleted in its entirety and replaced with Appendix B (Supply of Compound) attached hereto.

14)	The Parties will appropriately amend each of the Related Agreements if and to the extent required to fulfill the purpose of this Amendment No. 1.

15)	This Amendment, together with the Agreement, constitutes the final, complete and exclusive statement of the agreement between the Parties pertaining to its subject matter and supersedes any and all prior and contemporaneous understandings or agreements of the parties with respect thereto. To the extent any provision of this amendment conflicts with any provision of the Agreement as in effect prior to the Amendment Effective Date, the provisions of this Amendment shall govern. Except as amended hereby, the Agreement remains unmodified and in full force and effect in accordance with its terms.

16)	This Amendment shall be governed and construed in accordance with the substantive laws of the State of New York, without giving effect to its choice of law principles.

17)	This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page to this Amendment by telecopier or other electronic means (e.g., via PDF or DocuSign) shall be effective delivery of a manually executed counterpart of this Amendment.

[signature page follows]

IN WITNESS WHEREOF, the Parties, acting through their duly authorized representatives, have executed this Amendment as of the Amendment Effective Date.

GLAXOSMITHKLINE LLC		SPRINGWORKS THERAPEUTICS, INC.

By:	/s/ Ira Gupta	By:	/s/ Saqib Islam

Name:	Ira Gupta	Name:	Saqib Islam

Title:	VP & MDL (BLENREP) – Oncology R&D	Title:	CEO

Appendix A-1

SUMMARIES OF STUDY DESIGNS FOR ONGOING STUDY AND ADDITIONAL STUDIES

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Appendix B

SUPPLY OF COMPOUND

Schedule of Deliveries for SpringWorks Compound

Delivery Date	Quantity of 50mg Uncoated Tablet Bottles*†	Quantity of 100mg Coated Tablet Bottles*†
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[***]	[***]	[***]
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[***]	[***]	[***]
[***]	[***]	[***]
Total	[***]	[***]

Delivery Date†	Quantity of 50mg Uncoated Tablet Bottles*†	Quantity of 100mg Coated Tablet Bottles*†
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
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[***]	[***]	[***]
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[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

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†Delivery Dates for, and Quantities of, SpringWorks Compound are estimates only. Delivery Dates and Quantities may change based on requirements for Sub-Studies and as agreed by the Parties in accordance with this Agreement.